UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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Yuma Energy, Inc.
(Name of Registrant as Specified in Its Charter)

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Yuma Energy, Inc.

April 30, 2019

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held on Wednesday, June 12, 2019 at 9:00 a.m., Central Daylight Time, at the offices of the Company at 1177 West Loop South, Suite 1825, Houston, Texas 77027.  The other directors and officers join me in extending this invitation.

It is important that your shares are represented at the meeting.  If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.

To assure that your shares will be voted at the meeting, please complete, sign, date and return your proxy card in the postage-paid envelope provided, or vote electronically via the Internet or by telephone using the instructions on the proxy card. Submitting your proxy will not affect your right to vote in person if you attend the meeting.

Sincerely, /s/ Richard K. Stoneburner Richard K. Stoneburner Chairman

Your vote is important.

Please vote by using the Internet, the telephone,
or by signing, dating, and returning the proxy card.

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Date:	June 12, 2019

Time:	9:00 a.m. CDT

Place:	1177 West Loop South, Suite 1825 Houston, Texas 77027

Matters to be voted on:	1.	To elect one director to our board of directors to serve for a one year term and until his successor is duly elected and qualified;
	2.	To approve, on a non-binding advisory basis, executive compensation;
3.
To approve and adopt an amendment to our amended and restated certificate of incorporation to effect, at the discretion of our Board of Directors (with the effectiveness or abandonment of such amendment to be determined by the Board of Directors as permitted under Section 242(c) of the Delaware General Corporation Law) a reverse stock split of our shares of common stock issued and outstanding or reserved for issuance, at an exchange ratio of not less than 1-for-10 and not greater than 1-for-25, such exchange ratio to be determined by our Board of Directors at its sole discretion; and

	4.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

Holders of our common stock, $0.001 par value per share, and our Series D Convertible Preferred Stock, $0.001 par value per share, of record at the close of business on April 26, 2019, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A complete list of our stockholders entitled to vote at the Annual Meeting will be available for examination at our offices in Houston, Texas during ordinary business hours for a period of ten (10) days prior to the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting: (1) vote via the Internet or by telephone using the instructions on the proxy card, or (2) complete, sign, date and return the enclosed proxy card in the self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

By Order of the Board of Directors,

/s/ Anthony C. Schnur
Anthony C. Schnur
Corporate Secretary
April 30, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
 FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 12, 2019

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials, on or about April 30, 2019, by notifying you of the availability of our proxy materials on the Internet. These proxy materials and our 2018 Annual Report on Form 10-K are available at https://www.iproxydirect.com/YUMA.

TABLE OF CONTENTS

2019 Proxy Summary	i
OUR BOARD OF DIRECTORS	1
PROPOSAL 1 – ELECTION OF ONE DIRECTOR	5
CORPORATE GOVERNANCE	6
Director Attendance	6
Director Independence	6
Board of Directors Diversity	6
Stockholder-Recommended Director Candidates	7
Board Leadership	7
Board Risk Oversight	7
Communications with Directors	7
Board Committees	8
Corporate Code of Business Conduct and Ethics	8
Delinquent Section 16(a) Reports	8
PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	9
PROPOSAL 3 – APPROVE AND ADOPT AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK	10
Background	10
Reasons for the Reverse Stock Split	11
Board Discretion to Implement the Reverse Stock Split	11
Effects of the Reverse Stock Split	12
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split	13
Effective Date	13
Exchange of Stock Certificates	13
Treatment of Fractional Shares	13
Discretionary Authority of the Board to Abandon the Reverse Stock Split	14
No Appraisal Rights	14
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split	14
Approval of Stockholders of the Proposal	15
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	16
COMPENSATION OF DIRECTORS	19
2018 Retainer Fees	19
Director Compensation in 2018	19
MANAGEMENT	20
EXECUTIVE COMPENSATION	21
Summary Compensation Table	22
Outstanding Equity Awards	23
Employment Contracts and Potential Payments Upon a Termination of Employment or Change in Control	23
INDEPENDENT PUBLIC ACCOUNTANTS	25
Audit Committee Pre-Approval Policies and Procedures	26
Fees Paid to Moss Adams LLP	26
AUDIT COMMITTEE REPORT	27
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	28
Registration Rights Agreement	28
Policies and Procedures for Approval of Related Party Transactions	28
Litigation	28
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	29
Voting Instructions and Information	29
Stockholder Proposals	30
Annual Report on Form 10-K	30
Eliminating Duplicative Proxy Materials	31
Incorporation by Reference	31

i

2019 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

●	Time:	9:00 a.m. Central Daylight Time
●	Date:	June 12, 2019
●	Place:	1177 West Loop South, Suite 1825 Houston, Texas 77027
●	Record date:	April 26, 2019
●	Voting:
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Each share of Series D Preferred Stock, on an as-converted basis, is entitled to 1.6820224 votes for each director nominee and 1.6820224 votes for each of the proposals to be voted on. The common stock and the Series D Preferred Stock vote together as one class.

Meeting Agenda

●	Election of one director for a one-year term
●	Advisory vote on executive compensation
●
Approve and adopt amendments to our amended and restated certificate of incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our shares of common stock issued and outstanding or reserved for issuance, at an exchange ratio of not less than 1-for-10 and not greater than 1-for-20, such exchange ratio to be determined by our Board of Directors at its sole discretion

Voting Matters	Recommendation of the Board	Page Reference (for more detail)
Election of Directors	FOR THE NOMINEE	5
Advisory Vote on Executive Compensation	FOR	9
Approve and adopt amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock	FOR	10

Proposal 1. Board Nominees
The following table provides summary information about each of our current directors, including our director nominees. The director nominee is elected for a one-year term by the nominee receiving the highest number of votes cast. Mr. Lodzinski, the director nominee and current director did not attend fewer than 75% of the Board meetings and committee meetings on which he sits.

							Committee Membership
Name	Class (1)(2)	Age	Director Since (3)	Position with the Company	Experience/ Qualifications	Independent	Audit	Compensation	Nominating
James W. Christmas	I	71	2016	Director	Industry, Expertise and Experience	X	X*		X

Frank A. Lodzinski	III	69	2016	Director	Finance, Operations, Industry and Experience	X	X	X	X*

Richard K. Stoneburner	I	65	2016	Chairman of the Board	Experience, Industry and Operations	X		X*

* Denotes chairperson of the Committee.
(1)
Class I directors serve until our annual meeting in 2020.
(2)
The Board is in the process of declassifying the Board and the only remaining class after the Annual Meeting will be Class I.
(3)
Does not include periods served as director of our predecessor company, see “Our Board of Directors” section for more information.

Proposal 2. Executive Compensation Advisory Vote
We are asking stockholders to approve on an advisory basis our named executive officer compensation. Our Board recommends a FOR vote because it believes that our compensation program is currently adequate to retain, attract and incentivize our named executive officers on both a short-term and long-term basis in a manner beneficial to our stockholders. Further, our Board believes that our compensation program is reasonable in relation to comparable public and private companies in our industry.

Proposal 3. Approve and adopt Amendments to Our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split
We are asking stockholders to approve and adopt amendments (the “Amendment”) to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), that: would effect a share consolidation, or reverse stock split, of our outstanding common stock and common stock reserved for issuance, at an exchange ratio of not less than 1-for-10 (1:10) and not greater than 1-for-25 (1:25), as shall be determined in the sole discretion of the Board on the terms described in the proxy statement for the Annual Meeting.

 i

OUR BOARD OF DIRECTORS

Our business and affairs are managed by our Board of Directors (“Board”). Our Amended and Restated Bylaws (“Bylaws”) specify that we shall not have fewer than two nor more than seven directors, as may be determined by resolution of the Board. Currently, our Board has three members. Under our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), each director holds office until the annual meeting of stockholders at which such director’s class is up for re-election and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Our Certificate of Incorporation provides that our Board is classified into three classes: Class I, Class II and Class III, with each class having a three-year term of office. However, our Certificate of Incorporation further provides that upon the first date that the former stockholders of Davis Petroleum Corp. (“Davis”) hold less than fifty percent (50%) of the aggregate voting power of all outstanding shares of stock entitled to vote in the election of our directors, the classification of our Board terminates. At each annual meeting of stockholders thereafter, each of the successors elected to replace a director whose term of office expired at such annual meeting (including directors who are reelected) shall serve for a term of one year ending on the date of the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified. As a result of our common stock offering in October 2017, the former Davis stockholders now hold less than fifty percent (50%) of the aggregate voting power of all outstanding shares of stock entitled to vote in the election of directors. Accordingly, the two directors elected at the 2018 annual meeting were elected for a term of one year. The director nominee at the Annual Meeting is nominated for a term of one year, as will all director-nominees at our 2020 annual meeting.

As discussed more fully below under “Proposal I—Election of One Director,” Mr. Lodzinski has been nominated for election at the Annual Meeting because of the expiration of the term of the Class III directors on our Board. The Board has elected to reduce the size of the Board to three members and thus has nominated the one nominee to fill the vacancy.

Below is information about each of our directors and director nominee, including biographical data for at least the past five years and an assessment of the skills and qualifications of each director.

Director Nominee for Election at the 2019 Annual Meeting

Frank A. Lodzinski Age: 69 Director Since: 2016 Board Committee: ● Audit ● Compensation ● Nominating
Mr. Lodzinski has served as a director since the closing of the Davis Merger on October 26, 2016. He served as a member of the compensation committee of the Board from October 26, 2016 through April 19, 2019. Since April 19, 2019, Mr. Lodzinski has served as a member of the nominating and governance committee of the Board. Since April 29, 2019, he has served as a member of the audit committee and the compensation committee. He served as a director and member of the audit committee of Yuma California from September 10, 2014 through October 26, 2016. He served as a director of Yuma Co. from August 2012 through October 2016. He has more than 45 years of oil and gas industry experience, including the successful completion of several strategic combinations. In 1984, Mr. Lodzinski formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company. In 1996, Mr. Lodzinski formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired a controlling interest in Texoil, Inc., where Mr. Lodzinski served as Chief Executive Officer and President. In 2001, Mr. Lodzinski was appointed Chief Executive Officer and President of AROC, Inc., to direct the restructuring and ultimate liquidation of that company.  In 2003, AROC completed a monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004.  In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the general partner of Southern Bay Oil & Gas, L.P., which acquired the residual assets of AROC, Inc., and he served as President of Southern Bay Energy, LLC upon its formation.  The Southern Bay entities were merged into GeoResources, Inc. in April 2007.  He served as President, CEO, and a Director until GeoResources was sold to Halcón Resources Corporation (“Halcón”) for $1.0 billion in 2012. He served as President and Chief Executive Officer of Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with Earthstone Energy, Inc. (“Earthstone”) in December 2014.  From December 2014 through April 2018, Mr. Lodzinski served as Chairman, President and Chief Executive Officer of Earthstone and as of April 2018, he serves as Chairman and Chief Executive Officer of Earthstone. He holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Skills and Qualifications: The Board of Directors of the Company, in reviewing and assessing Mr. Lodzinski’s contributions to the Board, determined that his industry experience, intimate knowledge of the oil and gas industry, and prior roles in building and managing publicly traded oil and gas companies provide significant contributions to the Board.

Continuing Directors – Class II Directors Whose Terms Expire in 2020

James W. Christmas Age: 71 Director Since: 2016 Board Committees: ● Audit ● Nominating
Mr. Christmas has served as a director and a member of the audit and nominating committees of the Board since the closing of the Davis Merger on October 26, 2016. He served as a director and member of the audit and compensation committees of Yuma California from September 10, 2014 through October 26, 2016. He has served as a director of Yuma Co. since November 2013. Mr. Christmas began serving as a director of Petrohawk Energy Corporation (“Petrohawk”) on July 12, 2006, effective upon the merger of KCS Energy, Inc. (“KCS”) into Petrohawk. He continued to serve as a director, and as Vice Chairman of the Board of Directors, for Petrohawk until BHP Billiton acquired Petrohawk in August 2011. He also served on the audit committee and the nominating and corporate governance committee. Mr. Christmas served as a member of the Board of Directors of Petrohawk, a wholly-owned subsidiary of BHP Billiton, and as chair of the financial reporting committee of such board from August 2013 through September 2014. From February 2012 to February 2019, Mr. Christmas served on the board of directors of Halcón as Lead Outside Director and as of February 2019 serves as Non-Executive Chairman of the board of directors. From February 2012 to March 2019, he served as chairman of Halcón’s audit committee. From February 2012 to February 2019, he was a member of Halcón’s compensation committee. Previously, Mr. Christmas served as a director of Rice Energy, as chairman of its audit committee and a member of its compensation committee from January 2014 until its merger with EQT Corporation in November 2017. He also serves on the Board of Governors of St. John’s University. He served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into Petrohawk. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries (“NUI”), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors. He has extensive experience in oil and gas company growth issues, with a focus on capital structure and business development strategies. Prior to his appointment as a Director, Mr. Christmas was a Board Advisor to Yuma Co. from August 2012 through November 2013. Mr. Christmas received a bachelor’s degree in accounting and an honorary doctor of commercial science degree from St. John’s University.

Skills and Qualifications: The Board of Directors of the Company, in reviewing and assessing the contributions of Mr. Christmas to the Board, determined that his prior experience as an executive and director and his past audit, accounting and financial reporting experience provide significant contributions and expertise to the Board.

Richard K. Stoneburner Age: 65 Director Since: 2016 Board Committee: ● Compensation
Mr. Stoneburner has served as Chairman of the Board and member of the compensation committee of the Board since the closing of the Davis Merger on October 26, 2016. He served as a director and member of the compensation committee of Yuma California from September 10, 2014 through October 26, 2016. He has served as a director of Yuma Co. since November 2013. He began his career as a geologist in 1977. Mr. Stoneburner joined Petrohawk Energy in 2003, where he led Petrohawk’s exploration program from 2005 to 2007 prior to serving as the company’s President and COO from 2007 to 2011. When BHP Billiton acquired Petrohawk in 2011, he was appointed President of the North America Shale Production Division where he managed operations in the Fayetteville Shale, the Haynesville Shale, the Eagle Ford Shale, and the Permian Basin divisions. Mr. Stoneburner currently serves on the Board of Directors of Tamboran Resources Limited and Brigham Minerals, Inc., and serves as a Managing Director to the private equity firm Pine Brook Partners. Prior to his appointment as Director, Mr. Stoneburner was a Board Advisor to Yuma Co. from July 2013 through November 2013. He also serves on the advisory council of The Jackson School of Geosciences at the University of Texas at Austin, on the visiting committee of the Bureau of Economic Geology at the University of Texas at Austin, is a board member of Switch Energy Alliance and Memorial Assistance Ministries. He is also a board member of the Houston Producers Forum. Mr. Stoneburner has a bachelor’s degree in geology from the University of Texas and a master’s degree in geological sciences from Wichita State University.

Skills and Qualifications: The Board of Directors of the Company, in reviewing and assessing Mr. Stoneburner’s contributions to the Board, determined that his prior industry experience ranging from staff geologist, corporate owner, exploration manager to C-level executive, his leading role in exploring for and developing some of the most successful resource plays in the United States; his significant experience in the challenges of resource play operations and development; and playing a key role in implementing a comprehensive health, safety, environment and community management system for unconventional shale plays while at BHP Billiton Petroleum, provide significant contributions to the Board.

PROPOSAL 1 – ELECTION OF ONE DIRECTOR

Our Board of Directors was divided into three classes, with each class serving staggered three-year terms. As a result of our common stock offering in October 2017 and pursuant to the terms of our Certificate of Incorporation, our Board will be declassified after next year and the director nominated to serve on the Board at the Annual Meeting is nominated to serve for a one-year term. Our Bylaws specify that we shall not have fewer than two nor more than seven directors, as may be determined by resolution of the Board.

On April 10, 2019, Neeraj Mital resigned from the Board. Thereafter, the Nominating Committee recommended that the composition of the Board be reduced from six members to four members. On April 22, 2019, Mr. Banks resigned from the Board. On April 29, 2019, Mr. Mesdag resigned from the Board and the Nominating Committee recommended that the composition of the Board be reduced from four members to three members and that Mr. Lodzinski be nominated at this Annual Meeting. Subsequently, the Board approved the recommendation to reduce the size of the Board to three members and the nomination of Mr. Lodzinski as a director at the Annual Meeting.

Our Board has nominated one director for election at the Annual Meeting to hold office until the 2020 annual meeting and the election of his successor. The nominee currently is a director and the nominee has agreed to be named in this proxy statement and to serve if elected.

In the election of directors, proxies will be voted for the director nominee unless the proxy withholds authority to vote for the director nominee.

We have no reason to believe that the director nominee will be unable or unwilling for good cause to serve if elected. If the nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Additional information regarding Mr. Lodzinski and all of our other directors, can be found under the “Our Board of Directors” section, the “Security Ownership of Management and Certain Beneficial Owners” section, and the “Compensation of Directors” section of this proxy statement.

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) will have no impact in the election of the director. If you sign your proxy card but do not give instructions with respect to the voting of a director, your shares will be voted for Mr. Lodzinski. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of a director, your shares will constitute a broker non-vote and will not be voted for the director nominee. See the section of this proxy statement entitled “General Information about the Annual Meeting – Voting Instructions and Information – Election of a Director.”

In light of the individual skills and qualifications of our director nominee, our Board has concluded that our director nominee should be elected to our Board.

Our Board unanimously recommends that stockholders vote FOR our director nominee.

CORPORATE GOVERNANCE

Our Certificate of Incorporation provided for the classification of the Board into three classes with staggered three-year terms. However, as a result of our common stock offering in October 2017 and pursuant to our Certificate of Incorporation, our Board will be fully declassified after next year and all director nominees will be nominated for one-year terms. Currently, Messrs. Christmas and Stoneburner serve as Class I directors. Mr. Lodzinski serves as a Class III director.

We are committed to high quality corporate governance. The Board reviews our activities, policies and business strategies, and advises and counsels our executive officers who manage the Company.

The full text of the charters of our Audit, Compensation, and Nominating and Governance Committees and our Business Conduct and Code of Ethics can be found at www.yumaenergyinc.com. Copies of these documents also may be obtained from our Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. In this section, we describe our key governance policies and practices. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through telephone contact and other communications with management.

Director Attendance

During 2018, our Board held four meetings and all of our directors attended 100% of the meetings, except for Mr. Lodzinski who was unable to attend one of the Board meetings. Each of the directors attended 100% of the meetings of the committee(s) on which he served in 2018. In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting. During 2018, the Board effected 19 actions by unanimous written consent.

While we do not have a formal policy regarding our Board members’ attendance at the annual meeting of stockholders, we encourage our directors to attend the annual meeting of stockholders. In 2018, Messrs. Banks and Stoneburner, were the only directors that attended our 2018 annual meeting of stockholders.

Director Independence

The current Board consists of three directors. In April 2019, the Board conducted an annual review and affirmatively determined that our three non-employee directors (Messrs. Christmas, Lodzinski and Stoneburner) are “independent” as that term is defined in the listing standards of the NYSE American. The Board made a subjective determination as to each independent director and director nominee that no relationship exists, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board reviewed and discussed information provided with regard to each director’s and director nominee’s business and personal activities as they may relate to the Company and its management.

Board of Directors Diversity

The Board does not have a formal diversity policy. The Board considers candidates that will make the Board as a whole reflective of a range of talents, skills, diversity and expertise.

Stockholder-Recommended Director Candidates

Our Board is responsible for identifying individuals qualified to become Board members and nominees for directorship are selected by the Board. Although the Board is willing to consider candidates recommended by our stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our stockholders. The Board believes that a formal policy is not necessary or appropriate because of the small size of the Board and because the current Board already has a diversity of business background and industry experience. Our Board will consider director candidates recommended by stockholders who are highly qualified in terms of business experience and are both willing and expressly interested in serving on the Board. Stockholders recommending candidates for consideration should send their recommendations, including the candidate’s name, age, business address, residence address, principal occupation, number of shares of common stock and/or Series D Preferred Stock held of record or beneficially owned by the proposed director candidate and any derivative positions held of record or beneficially owned by the director candidate, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the director candidate, a description of all arrangements or understandings between or among any of the stockholder, each director candidate and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or relating to the director candidate’s potential service on the Board, a written statement executed by the director candidate acknowledging that as a director, the director candidate will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, and any other information relating to the director candidate that would be required to be disclosed about such nominee if proxies were being solicited for the election of the director candidate as a director, or that is otherwise required under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The recommending stockholder will need to provide the stockholder’s name, address and number of shares of common stock and/or Series D Preferred Stock held of record or beneficially owned and any derivative positions held or beneficially owned, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder or any person associated with the stockholder with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the stockholder or any person associated with the stockholder, and any material interest of the stockholder or any person associated with the stockholder in such business. Such information should be provided to Yuma Energy, Inc., Attn: Corporate Secretary, 1177 West Loop South, Suite 1825, Houston, Texas 77027. Please see the “General Information About the Annual Meeting – Stockholder Proposals” section for more information on the timing for providing a director nominee.

Board Leadership

The Board is responsible for the control and direction of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. Mr. Stoneburner, an independent director, serves as the Non-Executive Chairman of the Board. Our Bylaws provides that the Chairperson of the Board will be a director who is not currently an officer of the Company and not currently employed by the Company unless the appointment of the Chairperson is approved by two-thirds of the members of the Board then in office.

Board Risk Oversight

Our Board has ultimate responsibility for general oversight of risk management processes. The Board receives regular reports from our executive officers on areas of risk facing the Company. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate Committee in the case of risks in areas for which responsibility has been delegated to a particular Committee) engages with the appropriate members of management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss the Company’s risk management culture and processes. In the event a Committee receives a report from a member of management regarding areas of risk, the Chairperson of the relevant Committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.

Communications with Directors

Stockholders and other interested parties may communicate with any of our independent directors, including Committee Chairs, by using the following address:

    Yuma Energy, Inc.
    Board of Directors
    c/o Anthony C. Schnur, Corporate Secretary
    1177 West Loop South, Suite 1825
    Houston, Texas 77027
    E-mail: info@yumacompanies.com

The Corporate Secretary of the Company reviews communications to the independent directors and forwards the communications to the independent directors as appropriate. All such communications should identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Our Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee. Communications that pertain to non-financial matters will be forwarded promptly to the appropriate Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product related inquiries; junk mail or mass mailings; resumes or other job related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

Board Committees

To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating and Governance Committee as the functions of each are described below. Each member of the Audit, Compensation, and Nominating and Governance Committees has been determined by the Board to be “independent” for purposes of the listing standards of the NYSE American and the rules of the Securities and Exchange Commission (the “SEC”), including the heightened “independence” standard required for members of the Audit Committee. Additionally, our Board has determined that each member of the Compensation Committee is an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

Audit Committee. The Audit Committee provides oversight of the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. Among other things, the Audit Committee: appoints our independent auditor and evaluates its independence and performance; maintains a line of communication between the Board, our management and the independent auditor; and oversees compliance with the Company’s policies for conducting business, including ethical business standards. Our Board has determined that Mr. Christmas qualifies as an “audit committee financial expert” as that term is defined in the listing standards of NYSE American and the applicable rules of the SEC.

The members of our Audit Committee until our 2018 annual meeting of stockholders were Messrs. Christmas (Chairperson) and Teets. After our 2018 annual meeting of stockholders, the members of our Audit Committee were Messrs. Christmas (Chairperson) and Mesdag. Mr. Teets did not seek re-election at the 2018 annual meeting of stockholders. In 2018, the Audit Committee held four meetings.

Compensation Committee. The Compensation Committee oversees the development and administration of the Company’s compensation policies and programs. The primary function of this Committee is to review and approve executive compensation and benefit programs. Additionally, this Committee approves the compensation of our named executive officers, including the Chief Executive Officer. In the past, the Compensation Committee has retained a compensation consultant to assist the Committee in oversight and review of compensation policies of the Company.

The members of our Compensation Committee until our 2018 annual meeting of stockholders were Messrs. Teets (Chairperson), Lodzinski and Stoneburner. After our 2018 annual meeting of stockholders, the members of our Compensation Committee were Messrs. Mesdag (Chairperson), Lodzinski and Stoneburner. Mr. Teets did not seek re-election at the 2018 annual meeting of stockholders. In 2018, the Compensation Committee held one meeting.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying qualified candidates to be presented to our Board for nomination as directors and ensuring that our Board and our organizational documents are structured in a way that best serves our practices and objectives.

The members of our Nominating and Governance Committee in 2018 were Messrs. Mital (Chairperson) and Christmas. In 2018, the Nominating and Governance Committee held two meetings.

Corporate Code of Business Conduct and Ethics

Our Board adopted a Corporate Code of Business Conduct and Ethics (“Code of Ethics”), which provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code of Ethics provides that:

●
we will comply with all laws, rules and regulations;
●
our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with the Company or personally exploiting our corporate opportunities;
●
our directors, officers, and employees are to protect our assets and maintain our confidentiality;
●
we are committed to promoting values of integrity and fair dealing; and
●
we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our SEC periodic reports and our tax returns.

Our Code of Ethics also contains procedures for employees to report, anonymously or otherwise, violations of the Code of Ethics.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and certain executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2018 all of our named executive officers, directors and greater than ten percent holders filed the required reports on a timely basis under Section 16(a) of the Exchange Act, except Messrs. Banks, Jacobs and McKinney who did not each timely file one Form 4 and each them subsequently filed a Form 4 related to shares withheld at settlement for tax withholding purposes.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is committed to high quality governance. As a part of that commitment, and in accordance with SEC rules, our stockholders are being asked to approve an advisory resolution on the compensation of our named executive officers, as reported in this proxy statement. At our 2017 annual meeting of stockholders, our stockholders approved an advisory resolution that we would hold an advisory vote on executive compensation every year, hence the advisory vote at the Annual Meeting.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder returns, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2018 executive compensation program and policies for the named executive officers through the following resolution:

“RESOLVED, that stockholders of Yuma Energy, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Summary Compensation Table, the related compensation tables and the narrative in this proxy statement.”

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board and the Compensation Committee. Our Board, including the Compensation Committee, will, however, take into account the outcome of the “say on pay” vote when considering future compensation arrangements.

Our Board unanimously recommends that stockholders vote FOR approval of the advisory vote on executive compensation.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

PROPOSAL 3 – APPROVE AND ADOPT AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

Background

On January 4, 2019, we received written notice (the “NYSE Notice”) from the NYSE American LLC (the “NYSE American”) that we are not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the NYSE American Company Guide. The NYSE American has determined that the continued listing of our common stock is predicated on us effecting a reverse stock split of our common stock or otherwise demonstrating sustained price improvement within a reasonable period of time. The NYSE American has informed us that we have until July 4, 2019 to demonstrate compliance.

Accordingly, our Board has approved proposed amendments (the “Amendment”) to our Certificate of Incorporation, that: would effect a share consolidation, or reverse stock split, of our outstanding common stock and common stock reserved for issuance, at an exchange ratio of not less than 1-for-10 (1:10) and not greater than 1-for-25 (1:25), as shall be determined in the sole discretion of the Board on the terms described in this proxy statement.

The number of authorized shares of our common stock, which is currently 100,000,000 shares, will not be affected by the reverse stock split. The number of authorized shares of our preferred stock, which is currently 20,000,000 shares, will not be affected by the reverse stock split.

The effectiveness of the Amendment, and the implementation or abandonment of the reverse stock split, if approved, will be determined by our Board following the Annual Meeting. Our Board has recommended that the proposed Amendment be presented to our stockholders for approval.

If our stockholders approve Proposal 3 amending our Certificate of Incorporation to enact the reverse stock split, our Board will have the sole discretion to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares of common stock within the stockholder-approved range (between 10 and 25 shares) which will be combined into one share of common stock. Our Board believes that stockholder approval of this range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders.

If, following stockholder approval of this proposal, the Board determines that it is the best interests of the Company and its stockholders to effect the reverse stock split, the Board would determine the reverse stock split ratio (within the approved range) and authorize the filing of the applicable amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the reverse stock split.  The text of the form of amendment to the Certificate of Incorporation is set forth in Appendix A to this proxy statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the reverse stock split of the common stock.

If, following stockholder approval of this proposal, the Board elects to effect the proposed reverse stock split, then except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share.

Our Board does not intend for the reverse stock split transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Reasons for the Reverse Stock Split

NYSE American Requirement for Continued Listing

Background:  As a direct result of the NYSE Notice, our Board’s primary objective in asking for authority to effect a reverse stock split is to increase the per-share trading price of our common stock on the NYSE American.

As a result of this NYSE Notice, it is no longer a mere option for our stockholders to approve a reverse stock split, but a financial necessity. The only way to help continue our listing on the NYSE American is to effect a stock split that would sufficiently raise the trading price for a sustained period to avoid NYSE American delisting.

Potential Adverse Effects of Delisting:  Our Board has considered the potential harm to us of a delisting from NYSE American and believes that delisting from the NYSE American would materially and adversely affect us, including as follows:

●
we would be forced to seek to be traded on a less recognized or accepted exchange or market such as the OTC Bulletin Board or the “pink sheets;”

●
the trading price of our common stock would be adversely affected, including an increased spread between the “bid” and “asked” prices quoted by market makers;

●
the liquidity and marketability of shares of our common stock would be adversely affected, thereby reducing the ability of holders of our common stock to purchase or sell our shares as quickly and as inexpensively as they have done historically (if our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome);

●
our ability to access capital on terms favorable to us (or at all) would be adversely affected, as companies trading on the OTC Bulletin Board or “pink sheets” are viewed as less attractive investments with materially higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock (which may also cause the market price of our common stock to decline);

●
our relationships with vendors and customers may be adversely affected, as they may perceive our business less favorably, which would have a detrimental effect on our relationships with these parties.

Further, if we are required to move our stock listing to the OTC Bulletin Board, or “pink sheets,” we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, we will lose our exemption from state securities regulations.  Among other things, this means that granting equity incentives to our employees will be more difficult.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders at the Annual Meeting, the actual reverse stock split will be effected, if at all, only upon a subsequent determination by the Board that the reverse stock split (with the actual reverse stock split exchange ratio to be determined by the Board within the stockholder-approved range, as described above) is in the best interests of the Company and its stockholders at the time. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect of the reverse stock split on the market price of our common stock.   Notwithstanding approval of the proposed reverse stock split by the stockholders, the Board may, in its sole discretion, abandon the proposed Amendment and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the reverse stock split. If the Board fails to implement the reverse stock split after stockholder approval, further stockholder approval would thereafter be required prior to implement any reverse stock split.

Effects of the Reverse Stock Split

Maintenance of Ownership Percentage: If the reverse stock split is approved and effected, each stockholder will own a reduced number of shares of common stock. This will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the reverse stock split results in a stockholder owning a fractional share, as described below. The number of stockholders of record would not be affected by the reverse stock split.

Voting Rights:  Proportionate voting rights and other rights of the holders of our common stock would not be affected by the reverse stock split, other than as a result of rounding up each fractional share amount to the next whole share amount, as described below. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately prior to the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, regardless of the exchange ratio chosen by the Board.

Equity Incentive Plans: All shares of our common stock subject to outstanding equity awards (including stock options and stock appreciation rights) under our 2018 Plan and our 2014 Plan (collectively, with the 2018 Plan, the “Plans”) and the number of shares of common stock which have been authorized for issuance under the Plans but as to which no equity awards have yet been granted or which have been returned to respective Plan pools upon cancellation or expiration of such equity awards, will be converted on the effective date of the reverse stock split in proportion to the reverse split ratio of the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding stock awards will be proportionately increased such that approximately the same aggregate price will be required to be paid after the reverse stock split as immediately preceding the reverse stock split. No fractional shares with respect to the shares subject to the outstanding equity awards (including stock options and stock appreciation rights) under our Plans will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity awards under our Plans immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded up to the nearest whole number. This will result in an increase to the proportion of shares reserved for issuance under our Plans to the number of authorized shares of common stock following the reverse stock split.

The number of shares of our common stock subject to awards under our 2018 Plan and the 2014 Plan as of April 26, 2019 are 0 and 182,860, respectively.

Summary Table Regarding the Effects of the Reverse Stock Split

The following table contains approximate information relating to our common stock based upon certain reverse stock split ratios within the range that has been submitted for stockholder approval, and based on share information as of April 26, 2019.

	Pre-Reverse Stock Split	Post-Split (1:10)	Post-Split (1:25)
Total Authorized Shares of Common Stock	100,000,000	100,000,000	100,000,000
Outstanding Shares of Common Stock	23,154,066	2,315,406	926,163
Shares of Common Stock Reserved for Issuance Upon Conversion of the Outstanding Shares of Series D Convertible Preferred Stock	3,492,672	349,267	139,163
Fully Diluted Shares (Issued and Reserved for Issuance)	26,646,738	2,664,673	1,065,870
Shares Authorized but not Issued or Reserved	73,353,262	97,684,594	98,934,130

No fractional shares of our common stock will be issued in connection with the proposed reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the reverse stock split will have their fractional shares rounded up to the nearest whole share amount, as explained more fully below.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act. After the reverse stock split, our common stock would continue to be reported on the NYSE American under the symbol “YUMA.”

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the reverse stock split is implemented, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted. However, there is a risk of decreases in stock price performance in the near-term trading period after effectiveness of the reverse stock split. In particular, there is no assurance that the price per share of our common stock after the reverse stock split will increase in a manner directly proportionate to our reverse stock split ratio so as to cause our market capitalization (and the value of our stockholders’ respective common stock holdings) to remain the same.  Furthermore, there can be no assurance that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that approval of the reverse stock split will not adversely impact the market price of our common stock.

In addition, if the reverse stock split is implemented, we cannot assume nor conclude that our common stock will be more attractive to investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the reverse stock split.

Effective Date

If the proposed reverse stock split is approved at our Annual Meeting and the Board elects to proceed with a reverse stock split within the stockholder-approved range, the reverse stock split would become effective as of the filing (the “Effective Time”) of the applicable certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the reverse stock split ratio determined by the Board (within the approved range).

If the Board elects to effect a reverse stock split, before we file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, we intend to issue a press release announcing the terms, including the reverse stock split ratio, as well as the effective date of the reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Computershare Trust Company, N.A., our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Treatment of Fractional Shares

In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse stock split, we shall round up each such fractional shares to the nearest whole share amount.  We expect that this will result in a slight increase in the overall number of shares outstanding after the split than if we were to elect payment of cash for fractional shares, but the effect on stockholders’ respective ownership percentages will be negligible.  As of April 26, 2019, there were approximately 108 stockholders of record of our common stock.

Discretionary Authority of the Board to Abandon the Reverse Stock Split

The Board reserves the right to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the reverse stock split has been authorized by our stockholders. By voting in favor of the reverse stock split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the reverse stock split, if it should so decide.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax and the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

●
U.S. expatriates and former citizens or long-term residents of the United States;
●
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●
banks, insurance companies, and other financial institutions;
●
real estate investment trusts or regulated investment companies;
●
brokers, dealers or traders in securities;
●
corporations that accumulate earnings to avoid U.S. federal income tax;
●
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●
tax-exempt organizations or governmental organizations;
●
persons deemed to sell our common stock under the constructive sale provisions of the Code;
●
persons holding our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code;
●
persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);
●
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●
tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●
an individual who is a citizen or resident of the United States;
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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The reverse stock split should constitute a tax-free “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the Amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock and shares of Series D Preferred Stock, on an as converted basis, voting together as a single class, on such proposal.

Our Board unanimously recommends that stockholders vote FOR the approval and adoption of the Amendment to the Certificate of Incorporation to effect a reverse stock split of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table includes all holdings of common stock and Series D Preferred Stock as of April 26, 2019 of our directors and our named executive officers, our directors and named executive officers as a group, and all persons known by us to be beneficial owners of more than five percent of our common stock and Series D Preferred Stock. Unless otherwise noted, the mailing address of each person or entity named below is 1177 West Loop South, Suite 1825, Houston, Texas 77027.

	Common Stock		Series D Preferred Stock		Combined Voting Power (1)
Name	Number	Percent (2)	Number	Percent (3)	Number	Percent
Named Executive Officers:
Sam L. Banks (4)	2,517,063	10.9%	-	-	2,517,063	9.5%
Paul D. McKinney (5)	411,887	1.8%	-	-	411,887	1.5%
James J. Jacobs (6)	324,595	1.4%	-	-	324,595	1.2%

Non-Management Directors and Nominee:
James W. Christmas (7)	363,340	1.6%	-	-	363,340	1.4%
Frank A. Lodzinski (8)	41,595	*	-	-	41,595	*
Richard K. Stoneburner	38,479	*	-	-	38,479	*

Named Executive Officers and Directors as a Group (six persons):	3,696,959	16.0%	-	-	3,696,959	13.8%

Beneficial Owners of More than Five Percent:
Sanders Morris Harris LLC (9)	5,299,686	22.9%	-	-	5,299,686	19.9%
Red Mountain Capital Partners LLC (10)	2,603,052	11.2%	2,063,611	99.4%	6,074,092	22.8%
Sankaty Davis, LLC (11)	1,607,301	6.9%	-	-	1,607,301	6.0%

*
Represents less than one percent.
(1)
Represents percentage of voting power of our common stock and Series D Preferred Stock, on an as-converted basis, voting together as a single class. Each share of Series D Preferred Stock converts into 1.6820224 shares of common stock.
(2)
The percentage is based upon 23,154,066 shares of common stock issued and outstanding on April 26, 2019.
(3)
The percentage is based upon 2,076,472 shares of Series D Preferred Stock issued and outstanding on April 26, 2019.
(4)
The Company terminated the employment of Mr. Banks on March 27, 2019; however, he remained a director of the Company until his resignation on April 22, 2019. The amounts included are based on the last Form 4 filed by Mr. Banks on June 14, 2018.
(5)
Mr. McKinney resigned as President and Chief Operating Officer of the Company on January 24, 2019. The amounts included are based on the last Form 4 filed by Mr. McKinney on June 14, 2018.
(6)
Mr. Jacobs resigned as Executive Vice President and Chief Financial Officer of the Company on April 5, 2019. Includes 13,415 stock appreciation rights that are exercisable within 60 days from the hereof and 156,029 stock options that are exercisable within 60 days from the date hereof. The amounts included are based on the last Form 4 filed by Mr. Jacobs on June 14, 2018.

(7)
Includes 25,000 shares of common stock held by his spouse.
(8)
Includes 41,595 shares of common stock held in the name of Azure Energy, LLC (“Azure”). Mr. Lodzinski disclaims beneficial ownership of the shares held by Azure, except to the extent of his pecuniary interests therein.
(9)
Based on the Schedule 13D dated October 17, 2017 (filed: October 27, 2017) which indicates that it was filed by Sanders Morris Harris LLC (“SMH”). According to such Schedule 13D, SMH, in its capacity as a broker-dealer, may be deemed to beneficially own 5,299,686 shares of common stock, and has sole voting power over 5,299,686 shares of common stock, shared voting power over no shares of common stock, sole dispositive power over 5,299,686 shares of common stock, and shared dispositive power over no shares of common stock. The principal place of business for SMH is 600 Travis Street, Suite 5900, Houston, Texas 77002.
(10)
Based solely on a Schedule 13D/A filed with the SEC on March 8, 2017 by Red Mountain Capital Partners LLC, a Delaware limited liability company (“RMCP LLC”): (i) RMCP PIV DPC, LP, a Delaware limited partnership (“DPC PIV”), beneficially owns, in the aggregate, 2,525,052 shares of common stock and has the power to vote or direct the vote, and the power to dispose or direct the disposition of, all such shares; (ii) RMCP PIV DPC II, LP, a Delaware limited partnership (“DPC PIV II” and, together with DPC PIV, the “DPC Funds”), beneficially owns, in the aggregate, 2,063,611 shares of Series D Preferred Stock and has the power to vote or direct the vote, and the sole power to dispose or direct the disposition of, all such shares; (iii) RMCP DPC LLC, a Delaware limited liability company, is the general partner of DPC PIV and, in such capacity, controls DPC PIV and thus may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the common stock beneficially owned by DPC PIV; (iv) RMCP DPC II LLC, a Delaware limited liability company, is the general partner of DPC PIV II and, in such capacity, controls DPC PIV II and thus may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the Series D Preferred Stock beneficially owned by DPC PIV II; (v) RMCP DPC LLC is controlled by its managing member, RMCP GP LLC, a Delaware limited liability company (“RMCP GP”); (vi) each of RMCP GP and RMCP DPC II LLC is controlled by its managing member, RMCP LLC; (vii) RMCP LLC beneficially owns, in the aggregate, 78,000 shares of common stock and has the power to vote or direct the vote, and the power to dispose or direct the disposition of, all such shares; (viii) RMCP LLC is controlled by its managing member, Red Mountain Capital Management, Inc., a Delaware corporation (“RMCM”); (ix) RMCM is controlled by its sole executive officer, sole director and sole shareholder, Willem Mesdag, a natural person and citizen of the United States of America; and (ix) accordingly, in his capacity as the sole executive officer and sole director of RMCM and through the indirect control exercised by RMCM, RMCP LLC and RMCP GP over the DPC Funds and RMCP LLC, Mr. Mesdag may be deemed to have voting and investment power over all of the common stock and Series D Preferred Stock owned by the DPC Funds and RMCP LLC. Each of RMCM and Mr. Mesdag disclaims beneficial ownership of all shares of common stock and Series D Preferred Stock directly held by the DPC Funds and RMCP LLC. The address for each of these entities and Mr. Mesdag is 10100 Santa Monica Boulevard, Suite 925, Los Angeles, California 90067.
(11)
Based solely on a Schedule 13D/A filed with the SEC on October 4, 2017 by Bain Capital Credit, LP, Bain Capital Credit Member, LLC (“BCCM”), a Delaware limited liability company, is the administrative member of Sankaty Davis, LLC (“Sankaty Davis”), a Delaware limited liability company. Voting and dispositive rights over the securities owned by Sankaty Davis is held by Tim Barns, Stuart Davies, Jonathan DeSimone, Michael A. Ewald, Sally Dornaus, Jeffrey B. Hawkins, James F. Kellogg, David McCarthy, Chris Linneman, Jeff Robinson, Kathy Rockey, Jonathan Lavine and Ranesh Ramanathan, in their capacities as members of BCCM. Each of BCCM, Tim Barns, Stuart Davies, Jonathan DeSimone, Michael A. Ewald, Sally Dornaus, Jeffrey B. Hawkins, James F. Kellogg, David McCarthy, Chris Linneman, Jeff Robinson, Kathy Rockey, Jonathan Lavine and Ranesh Ramanathan disclaim beneficial ownership of such securities. The address of each of these entities, Tim Barns, Stuart Davies, Jonathan DeSimone, Michael A. Ewald, Sally Dornaus, Jeffrey B. Hawkins, James F. Kellogg, David McCarthy, Chris Linneman, Jeff Robinson, Kathy Rockey, Jonathan Lavine and Ranesh Ramanathan is 200 Clarendon St., Boston, Massachusetts 02116.

Equity Compensation Plan Information

The following table provides information related to our common stock which may be issued under our existing equity compensation plans as of December 31, 2018, including the 2018 Long-Term Incentive Plan (the “2018 Plan”) and the 2014 Long-Term Incentive Plan (the “2014 Plan”):

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c) (c)
Equity compensation plans approved by security holders:	977,865	$3.3819	4,000,000
Equity compensation plans not approved by security holders:	-	-	-
Total	977,865	$3.3819	4,000,000

COMPENSATION OF DIRECTORS

Directors who are employees of the Company receive no additional compensation for serving on the Board. Non-employee directors are compensated for their service on the Board as described below.

2018 Retainer Fees

As of July 1, 2018, the Board suspended the payment of compensation to all non-employee directors.

The Compensation Committee reviews our director compensation periodically and recommends changes to the Board, when it deems them appropriate.

The following table describes our compensation program for non-employee directors in effect through June 30, 2018.

Compensation Element	2018 Compensation Program
Annual Cash Retainer	$45,000
Annual Equity Grant	$75,000
Audit Committee Chair Fee	$15,000
Non-Executive Chairman of the Board Fee	$15,000

Director Compensation in 2018

The following table sets forth the aggregate compensation paid by us to our non-employee directors during the year ended December 31, 2018:

Name	Fees Earned or Paid In Cash ($)	Total ($)
James W. Christmas	$30,000	$30,000
Frank A. Lodzinski	$22,500	$22,500
Willem Mesdag (1)	$2,846	$2,846
Neeraj Mital (2)	$22,500	$22,500
Richard K. Stoneburner	$30,000	$30,000
J. Christopher Teets (3)	$19,654	$19,654

(1)
Mr. Mesdag began his service as a director at the 2018 annual meeting of stockholders and resigned from the Board on April 29, 2019.
(2)
Mr. Mital resigned from the Board on April 10, 2019.
(3)
Mr. Teets’ term as a director ended at the 2018 annual meeting of stockholders.

MANAGEMENT

The following table sets forth the name and age of our current executive officer, the positions and offices with us held by such person and the months and years in which continuous service as an executive officer began:

Name	Executive Officer Since	Age	Position
Anthony C. Schnur	March 2019	53	Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer

The following paragraphs contain certain information about our executive officer.

Anthony C. Schnur has been our Interim Chief Executive Officer since March 28, 2019, our Interim Chief Financial Officer since April 5, 2019, and our Chief Restructuring Officer since March 1, 2019. Mr. Schnur has served as Managing Director of Capodian, LLC since September 2017. From December 2012 through June 2017, Mr. Schnur was a director and Chief Executive Officer of Camber Energy, Inc. (formerly Lucas Energy, Inc.) (“Camber”). Mr. Schnur also served as Chief Financial Officer of Camber from November 2012 to April 2013 and interim Chief Financial Officer from September 2013 to August 2016. From January 2010 through October 2012, Mr. Schnur served as Chief Financial Officer of Chroma Oil & Gas, LP, a private equity backed E&P with operations in Texas and Louisiana. From August 2015 through December 2016, Mr. Schnur served on the Board of Directors of Tombstone Exploration Corporation, an exploration and development company, located within the historic Tombstone Mining District, Cochise County, Arizona. Mr. Schnur obtained a Bachelor of Science in Business Administration in Finance from Gannon University in 1987 and a Masters of Business Administration from Case Western Reserve University in 1992. Mr. Schnur is a member of the Independent Petroleum Association of America; Texas Independent Producers & Royalty Owners Association; and the ADAM-Houston, Acquisitions and Divestitures Group.

EXECUTIVE COMPENSATION

Overview

The following discussion provides information about the compensation program for our principal executive officer and our other two most highly-compensated executive officers (collectively, the “named executive officers” or “NEOs”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This discussion provides a general description of the material elements of our compensation program and specific information about its various components.

Compensation Philosophy and Objectives. We operate in a highly competitive and challenging environment and must attract, motivate and retain highly talented individuals with the requisite technical and managerial skills to implement our business strategy. The objectives of our compensation program are to:

●
help to attract and retain highly talented individuals to contribute to our progress, growth and profitability by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same industry;

●
align the interests of the individual with those of our stockholders to encourage long-term value creation;

●
be directly tied to the attainment of our annual performance targets and reflect individual contribution thereto; and

●
reflect the unique qualifications, skills, experience and responsibilities of each individual.

Elements of Our Compensation Program

Base Salary. Base salary is the principal fixed component of our compensation program. It provides our named executive officers with a regular source of income to compensate them for their day-to-day efforts in managing the Company. Base salary is primarily used to attract and retain highly talented individuals. Base salary varies depending on the named executive officer’s experience, responsibilities, education, professional standing in the industry, changes in the competitive marketplace and the importance of the position to us.

Short-Term Incentives. Short-term incentive compensation is the short-term variable portion of our compensation program and is based on the principle of pay-for-performance. Normally short-term incentive compensation is paid in the form of cash bonuses; however, with respect to 2017, short-term incentive compensation was paid in the form of restricted stock awards that were fully vested upon grant. The objective of short-term incentives is to reward our named executive officers based on our performance as a whole and the contributions of the individual named executive officer in relation to our success.

Long-Term Incentives. Long-term incentives are provided to our named executive officers under the 2018 Plan. These incentives are intended to align the interests of stockholders with employees by providing employees with incentive to perform technically and financially in a manner that promotes total stockholder return. Furthermore, we believe that long-term incentives create an incentive for future performance and create a retention incentive. In determining long-term incentives, the Compensation Committee considers a named executive officer’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance and leadership as a key indicator.

Under the 2018 Plan, the Compensation Committee has the flexibility to choose between a number of forms of long-term incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance units, performance shares, or other incentive awards.

Other Benefits. All employees may participate in our 401(k) Retirement Savings Plan (“401(k) Plan”) established many years ago. Each employee may make before-tax contributions in accordance with the limits established by the IRS. We provide the 401(k) Plan to help our employees attain financial security by providing them with a program to save a portion of their cash compensation for retirement in a tax efficient manner. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution not to exceed 4.0% of the employee’s base compensation. As of August 31, 2018, we discontinued our matching contribution. All full time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Role of the Compensation Committee. The Compensation Committee is comprised solely of independent directors and has overall responsibility for the compensation of our named executive officers. The Compensation Committee monitors our director and named executive officer compensation and benefit plans, policies and programs to insure that they are consistent with our compensation philosophy and objectives, along with our corporate governance guidelines. Our management team makes recommendations to the Compensation Committee regarding the base salary, short-term and long-term incentive compensation with respect to the named executive officers based on their analysis and assessment of their performance. Such officers are not present at the time of these deliberations. The Compensation Committee, in its discretion, may accept, modify or reject any or all such recommendations.

Other Compensation Practices – Accounting and Tax Considerations. The Compensation Committee reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions.

Stock Ownership Guidelines and Hedging Prohibition. We do not currently have ownership requirements or a stock retention policy for our named executive officers or non-employee directors. Our Board has adopted a policy restricting all employees, including our named executive officers, and members of the Board from engaging in any hedging transactions with respect to our securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. The Board has also adopted a policy restricting our named executive officers and members of the Board from pledging, or using as collateral, our securities in order to secure personal loans or other obligations, which includes holding shares of our securities in a margin account. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Clawback Provisions. Although we do not presently have any formal policies or practices that provide for the recovery of prior incentive compensation awards that were based on financial information later restated as a result of our material non-compliance with financial reporting requirements, in such event we reserve the right to seek all recoveries currently available under law. The Compensation Committee has included a provision into our equity award agreements whereby the equity awards to named executive officers are subject to any clawback policies we may adopt which may result in the reduction, cancellation, forfeiture or recoupment of such grants if certain specified events occur, including, but not limited to, an accounting restatement due to any material noncompliance with financial reporting regulations by us.

Summary Compensation Table

The following table presents, for the years ended December 31, 2018 and 2017, the compensation earned by Mr. Banks, our former principal executive officer, and Messrs. McKinney and Jacobs, our two most highly-compensated executive officers (other than the principal executive officer) who were serving as executive officers (collectively, the “named executive officers” or “NEOs”) as of December 31, 2018. We had employment contracts with each of our named executive officers. There has been no compensation awarded to, earned by or paid to any employees required to be reported in any table or column in the fiscal years covered by any table, other than what is set forth in the following table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards($) (2)	All Other Compensation ($)	Total ($)

Sam L. Banks (3)	2018	490,000	-	-	(4)	490,000
Principal Executive Officer	2017	500,000	229,947	729,262	(4)	1,459,209
Paul D. McKinney (5)	2018	386,667	-	-	-	386,667
President and Chief Operating Officer	2017	387,500	229,947	729,259	-	1,346,706
James J. Jacobs (6)	2018	338,333	-	-	-	338,333
Chief Financial Officer, Treasurer and Corporate Secretary	2017	331,250	181,084	572,991	-	1,085,325

(1)
Represents the grant date fair value of awards granted as determined in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Statement of Codification Topic 718 (“ASC Topic 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value is calculated based on the closing stock price of our common stock on the date of grant for fiscal year 2017. Please refer to Note 13 – Stock-Based Compensation in the Notes to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 2, 2018.

(2)
The amounts for stock appreciation rights awards and stock options represent the estimated fair value of stock appreciation rights and stock options at the date of grant. For additional information regarding the valuation assumptions of these awards, please refer to Note 13 – Stock-Based Compensation in the Notes to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 2, 2018. Also, see the terms of the stock appreciation rights grants and the stock option grants set forth below in the table “Outstanding Equity Awards at 2018 Fiscal Year-End.” These amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, and do not correspond to the actual value that may be realized by the named executive officers.

(3)
The Company terminated the employment of Mr. Banks as Chief Executive Officer of the Company on March 27, 2019.

(4)
Mr. Banks received revenues under previously granted overriding royalty interests pursuant to an overriding royalty plan that was terminated in 2014 and are excluded from the summary compensation table. Amounts received as a result of overriding royalty grants under the program made in previous years were $551,394 and 637,287 for the years ended December 31, 2018 and 2017, respectively.

(5)
Mr. McKinney resigned as President and Chief Operating Officer of the Company effective January 24, 2019.

(6)
Mr. Jacobs resigned as Executive Vice President and Chief Financial Officer of the Company effective April 5, 2019.

Outstanding Equity Awards

The following table provides information concerning unvested stock appreciation right awards (equity based and liability based), stock option awards and equity incentive plan awards for our named executive officers as of December 31, 2018.

Outstanding Equity Awards at 2018 Fiscal Year-End
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Sam L. Banks
	28,530	-	$12.10	08/18/2022
	64,394	128,788	$4.40	4/20/2024
	120,568	241,134	$2.56	4/19/2027
Paul D. McKinney
	23,477	-	$12.10	08/18/2022
	53,031	447,523	$4.40	4/20/2024
	99,291	198,581	$2.56	4/19/2027
James J. Jacobs
	13,415	-	$12.10	08/18/2022
	41,667	351,626	$4.40	4/20/2024
	78,015	156,028	$2.56	4/19/2027

(1)
The table below shows the vesting dates for the respective unvested stock appreciation right awards (equity based and liability based) listed in the above Outstanding Equity Awards at 2018 Fiscal Year-End Table:

Vesting Date	Mr. Banks	Mr. McKinney	Mr. Jacobs
February 6, 2019	64,394	53,030	41,667
February 6, 2020	64,394	394,493	309,959

The table below shows the vesting dates for the respective unvested stock option awards listed in the above Outstanding Equity Awards at 2018 Fiscal Year-End Table:

Vesting Date	Mr. Banks	Mr. McKinney	Mr. Jacobs
February 6, 2019	120,567	99,291	78,014
February 6, 2020	120,567	99,290	78,014

Employment Contracts and Potential Payments Upon a Termination of Employment or Change in Control

On April 20, 2017, we entered into amended and restated employment agreements (the “Employment Agreements”) with Sam L. Banks, our former Chief Executive Officer, Paul D. McKinney, our former President and Chief Operating Officer, and James J. Jacobs, our former Executive Vice President and Chief Financial Officer. Mr. McKinney resigned as President and Chief Operating Officer of the Company effective January 24, 2019. Mr. Jacobs resigned as Executive Vice President and Chief Financial Officer of the Company effective April 5, 2019. The Company terminated the employment of Mr. Banks as Chief Executive Officer of the Company on March 27, 2019.

Under the terms of the Employment Agreements, Messrs. Banks, McKinney and Jacobs received annual base salaries in the amount of $525,000, $400,000, and $350,000 until September 1, 2018. Effective September 1, 2018, the annual base salaries of Messrs. Banks, McKinney and Jacobs were reduced to $420,000, $320,000 and $270,000, respectively. In addition, Messrs. Banks, McKinney and Jacobs had the opportunity to earn incentive compensation in the form of an annual cash bonus with target amounts of 100%, 100% and 90%, respectively, of their base salaries. Messrs. Banks, McKinney and Jacobs were entitled to receive long-term equity incentive awards on an annual basis with a target value of no less than 400%, 300% and 250%, respectively, of their base salaries and with vesting terms in the sole discretion of the Board.

The Employment Agreements included severance provisions that apply upon certain terminations of employment. As a condition to the payment of any severance benefit described below, the Company may require the named executive officer to execute and not revoke a release of claims in favor of the Company. The Employment Agreements also contained certain restrictive covenants, including the obligation not to compete against the Company and a confidentiality requirement. In the event the named executive officer violates these restrictive covenants, the Company may cease paying all severance benefits to the named executive officer and may recover an amount equal to any severance benefits previously paid to the named executive officer under the Employment Agreement.

If the named executive officer’s employment was terminated by the Company other than for cause or termination by the named executive officer for good reason, the Employment Agreements provide that (1) (i) Mr. Banks will receive payment in a lump sum of accrued salary and bonus and a severance payment of two (2) times the sum of his (a) base salary and (b) target annual bonus for the year of termination and (ii) Messrs. McKinney and Jacobs will receive payment in a lump sum of accrued salary and bonus and a severance payment of one and one-half (1.5) times the sum of his (a) base salary and (b) target annual bonus for the year of termination; (2) the Company will pay its portion of COBRA continuation coverage, as well as pay certain costs of continuing medical coverage for the named executive officer for up to twelve months after the expiration of the maximum required period under COBRA; and (3) all of the named executive officer’s granted but unvested awards under the 2014 Plan shall immediately vest and related restrictions shall be waived.

If a change of control had occurred and the named executive officer’s employment is terminated without cause, or by the named executive officer with good reason during the period beginning six (6) months prior to and ending eighteen (18) months following the change of control (the “change of control period”), the named executive officers are entitled to the same severance benefits described above, except that the severance amount will be three (3) times for Mr. Banks and two (2) times for Messrs. McKinney and Jacobs, the sum of the named executive officer’s (a) base salary and (b) target annual bonus.

The Employment Agreements provide that in the event of a termination of employment by the Company for cause or by the named executive officer without good reason, the named executive officer will be entitled to accrued but unpaid base salary and benefits through the date of termination but will forfeit any other compensation from the Company.

The Employment Agreements also contained customary confidentiality and non-solicitation provisions. The non-solicitation provisions of the Employment Agreements prohibit the named executive officers from soliciting for employment any employee of the Company or any person who was an employee of the Company. This prohibition applies during the named executive officer’s employment with the Company and for up to two years depending on the severance benefits received by the named executive officer following the termination of his employment and extends to offers of employment for his own account or benefit or for the account or benefit of any other person, firm or entity, directly or indirectly.

Additionally, our equity award agreements under which we have granted restricted stock awards, stock appreciate rights awards and stock option awards contain provisions providing for accelerated vesting upon the death or disability of the named executive officer, upon termination of employment by the Company without cause or termination of employment by the named executive officer for “good reason” and upon a change in control of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has retained Marcum LLP (“Marcum”) as our independent registered public accounting firm (our independent auditor). The decision to retain Marcum was recommended by the Audit Committee and approved by the Board. A representative of Marcum is not expected to be present at the Annual Meeting.

Moss Adams LLP (“Moss Adams”) audited our financial statements for the years ended December 31, 2018 and 2017. Moss Adams served as our independent accountant for the fiscal years ended December 31, 2018 and 2017, and for the subsequent interim period through April 29, 2019. A representative of Moss Adams is not expected to be present at the Annual Meeting.

The audit report of Moss Adams on our consolidated financial statements as of and for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the fiscal year ended December 31, 2018 contained an uncertainty about the Company’s ability to continue as a going concern. In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through April 29, 2019, (i) the Company had no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Moss Adams’ satisfaction, would have caused Moss Adams to make reference in connection with its opinion to the subject matter of such disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2018 and 2017, and the interim period through April 29, 2019, the Company did not consult Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Marcum that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

A copy of Moss Adams’ letter, dated April 30, 2019, stating its agreement with the above statements, is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 30, 2019.

Combination of Hein & Associates LLP with Moss Adams LLP

Hein and Associates LLP (“Hein”) was our independent registered public accounting firm prior to Moss Adams. Effective November 16, 2017, Hein & Associates LLP (“Hein”) combined with Moss Adams. As a result of this combination, on November 16, 2017, Hein resigned as our independent registered public accounting firm. Concurrent with such resignation and on November 16, 2017, the Audit Committee approved the engagement of Moss Adams as the new independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending December 31, 2017.

From July 10, 2017 through November 16, 2017, Hein did not provide any reports in connection with the Company’s financial statements for any year-end period, and therefore no report of Hein contained an adverse opinion or disclaimer of opinion, nor been qualified or modified as to uncertainty, audit scope, or accounting principles. From July 10, 2017 through November 16, 2017, (i) the Company had no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Hein’s satisfaction, would have caused Hein to make reference to the subject matter of such disagreements in its future reports on the financial statements of the Company for such time period and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K during such period.

During the fiscal years ended December 31, 2016 and 2015, and the interim period through November 16, 2017, the Company did not consult Moss Adams with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Moss Adams that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The decision to change accountants from Hein to Moss Adams was recommended by the Audit Committee and approved by the Board.

A copy of Hein’s letter, dated November 16, 2017, stating its agreement with the above statements, is attached as Exhibit 16 on our Current Report on Form 8-K filed with the SEC on November 16, 2017.

Previous Independent Registered Public Accounting Firm

Grant Thornton LLP (“Grant Thornton”) served as our independent accountant for the fiscal year ended December 31, 2016, and for the subsequent interim period through July 10, 2017. On July 10, 2017, we dismissed Grant Thornton and engaged Hein to serve as our independent registered public accounting firm.

During the fiscal year ended December 31, 2016 and the subsequent interim period through July 10, 2017, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Grant Thornton, would have caused them to make a reference to the subject matter of the disagreement(s) in their reports on the financial statements for such fiscal year. In addition, during the fiscal year ended December 31, 2016 and the subsequent interim period through July 10, 2017 there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period preceding the engagement of Hein, the Company did not consult Hein regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The decision to change accountants from Grant Thornton to Hein was recommended by the Audit Committee and approved by the Board.

A copy of Grant Thornton’s letter, dated July 10, 2017, stating its agreement with the above statements, is attached as Exhibit 16 on our Current Report on Form 8-K filed with the SEC on July 11, 2017.

Audit Committee Pre-Approval Policies and Procedures

To help assure independence of our independent auditor, the Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table below, which were paid to our independent auditors, 100% were approved by the Audit Committee.

Fees Paid to Moss Adams LLP

The following is a summary and description of fees for services provided by Moss Adams in 2018 and 2017.

Services	2018	2017
Audit Fees (1)	$233,925	$186,312
Audit-Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$233,925	$186,312
_________________
(1)
Audit Fees include professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements.
(2)
Audit-Related Fees comprise fees for professional services reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise included in “Audit Fees.”
(3)
Tax Fees include professional services for tax compliance, tax advice and tax planning.
(4)
All Other Fees include fees for miscellaneous services other than the services reported under “Audit Fees,” “Audit Related Fees” and “Tax Fees” for the services in question.

AUDIT COMMITTEE REPORT

Our Audit Committee reports to and acts on behalf of our Board by providing oversight of our financial management, independent auditor and financial reporting procedures. The Audit Committee operates under a written charter adopted by the Board. Our management is responsible for preparing our consolidated financial statements, and our independent auditor is responsible for auditing those consolidated financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditor. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor prior to their release and filing.

The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that our independent auditor is in fact “independent.”

The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee considered the fees and costs billed and expected to be billed by the independent auditor for our audit services.  The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditor are compatible with maintaining auditor independence.

In addition, the Audit Committee reviewed its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

The Audit Committee has discussed with the independent auditor, with and without management present, its evaluation of our internal accounting controls and the overall quality of our financial reporting.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Yuma Energy, Inc. be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

AUDIT COMMITTEE
James W. Christmas (Chair)
Frank A. Lodzinski

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Yuma Energy, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Yuma Energy, Inc. specifically incorporates the Report by reference therein.)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Registration Rights Agreement

As part of the closing of the Davis Merger on October 26, 2016, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Sam L. Banks, a director, affiliates of Red Mountain Capital Partners, LLC, and Sankaty Davis, LLC, and certain other former stockholders of Davis (collectively, the “Stockholders”), pursuant to which we agreed to register, at our cost, with the SEC the resale of the common stock issued to such holders of common stock and the common stock issuable upon conversion of the Series D Preferred Stock. We agreed to file a shelf registration statement (the “Registration Statement”) with the SEC, which was declared effective by the SEC on June 23, 2017. The Stockholders may request registration no more than three (3) times during any twelve (12) consecutive months, of shares having an estimated offering price of greater than $5.0 million. No request may be made after the fourth anniversary of the effectiveness of the Registration Statement. In addition, if we file a registration statement within four (4) years of the effectiveness of the Registration Statement, we must offer to the Stockholders the opportunity to include the resale of their shares in the registration statement, subject to customary qualifications and limitations.

Policies and Procedures for Approval of Related Party Transactions

Our officers and directors are required to obtain Audit Committee approval for any proposed related party transactions. In addition, our Code of Ethics requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics states that a conflict of interest exists when an individual’s private interest interferes in any way or even appears to interfere with our interests and sets forth a list of broad categories of the types of transactions that must be reported to our Board. Under our Code of Ethics, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

Litigation

By letter dated March 27, 2019, the Board of Directors notified Sam L. Banks that it was terminating him as Chief Executive Officer of the Company pursuant to the terms of his amended and restated employment agreement dated April 20, 2017 (the “Employment Agreement”). Mr. Banks continues to serve on the Board of Directors. Mr. Banks also holds approximately 10.9% of the outstanding common stock of the Company and approximately 9.5% of the outstanding voting securities of the Company on a fully diluted, as converted basis. On March 28, 2019, Mr. Banks filed a petition (the “Petition”) in the 189th Judicial District Court of Harris County, Texas, naming the Company as defendant. The Petition alleges a breach of the Employment Agreement and seeks severance benefits in the amount of approximately $2.15 million. The Company intends to vigorously defend the lawsuit.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

Who Can Vote? You are entitled to vote your common stock if our records show that you held your shares as of the record date, April 26, 2019. At the close of business on that date, a total of 23,154,066 shares of common stock and 2,076,472 shares of Series D Preferred Stock, were outstanding and entitled to vote. Each share of common stock is entitled to one vote on the matters submitted for a vote at the Annual Meeting. On an as-if converted basis, each share of Series D Preferred Stock is entitled to 1.682 votes on the matters submitted for a vote at the Annual Meeting. The common stock and the Series D Preferred Stock vote together as one class. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a stockholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy. If your shares of common stock are held through a broker, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting.

If you hold your shares of common stock or Series D Preferred Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxies how to vote following the instructions listed on the proxy card, by signing, dating and mailing the proxy card in the postage paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Of course, you can always attend the meeting and vote your shares of common stock or Series D Preferred Stock in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares of common stock or Series D Preferred Stock in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares of common stock or Series D Preferred Stock will be voted as recommended by our Board of Directors: for each director nominee, for the approval of the advisory vote on executive compensation and for the approval and adoption of the Amendment to the Certificate of Incorporation and will be deemed to grant discretionary authority to vote upon any other matters properly before the Annual Meeting.

Matters to be Presented. We are not aware of any matters to be presented at the meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares of common stock or Series D Preferred Stock. If the meeting is adjourned or postponed, the proxies can vote your shares of common stock or Series D Preferred Stock at the adjournment or postponement as well.

Revoking Your Proxy. If you hold your shares of common stock in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our Corporate Secretary in writing before the proxies vote your shares of common stock or Series D Preferred Stock at the meeting, deliver later-dated proxy instructions or attend the meeting and vote your shares of common stock or Series D Preferred Stock in person. We will honor the proxy with the latest date.

How Votes Are Counted. A quorum is required to transact business at our Annual Meeting. A majority of the voting power of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares of stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting. You may either vote for, against or abstain on each of the proposals. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. Although the advisory vote in Proposal 2 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to stockholder engagement, will take them into account in making a determination concerning executive compensation. If you hold your shares of common stock in street name, and you do not submit voting instructions to your broker, bank or other nominee, such person will not be permitted to vote your shares of common stock in their discretion on the election of directors, the advisory vote on executive compensation, or the approval and adoption of the Amendment to the Certificate of Incorporation.

Election of a Director. In the election of a director, the nominee with the highest number of votes cast in his favor will be elected as a director to our Board of Directors assuming a quorum is present at the Annual Meeting. Cumulative voting in the election of directors is not permitted.

Advisory Vote on Executive Compensation. Approval of the advisory vote on executive compensation requires the affirmative vote of the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting, provided that a quorum is present.

Approval and Adoption of the Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split of the Common Stock. Approval and adoption of the Amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of commons stock and Series D Preferred Stock, on an as-converted basis, voting together as one class.

Board Recommendations. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEE, FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

Cost of Proxy Solicitation. We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. We will pay the cost of this proxy solicitation. We have retained Issuer Direct to aid in the solicitation of proxies, at an estimated cost of $7,000 plus reimbursement of out of pocket expenses. In addition, we expect that a number of our employees will solicit stockholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Stockholder Proposals

In order to submit stockholder proposals for the 2020 Annual Meeting of Stockholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by our Corporate Secretary at the Company’s principal executive offices in Houston, Texas, no later than January 2, 2020. The proposals must comply with all of the requirements of Rule 14a-8 of the Exchange Act. Proposals should be addressed to: Yuma Energy, Inc., Corporate Secretary, 1177 West Loop South, Suite 1825, Houston, Texas 77027. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested.  Such proposals must also meet the other requirements established by the SEC for stockholder proposals.

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2020 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than February 15, 2020, and not later than March 16, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2020 annual meeting of stockholders and no later than the close of business on the later of the following two dates: the 90th day prior to our 2020 annual meeting of stockholders; or the 10th day following the day on which public announcement of the date of 2020 annual meeting of stockholders is first made.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and this Notice of the 2019 Annual Meeting and Proxy Statement are available at https://www.iproxydirect.com/YUMA. We will promptly provide to any stockholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2018. Any such request should be directed to  Yuma Energy, Inc., Attn: Corporate Secretary, 1177 West Loop South, Suite 1825, Houston, Texas 77027 or by calling (713) 968-7000. The Annual Report on Form 10-K for the fiscal year ended December 31, 2018 accompanying this proxy statement is not part of the proxy soliciting materials.

Eliminating Duplicative Proxy Materials

Stockholders having the same last name and address and individuals with more than one account registered at Computershare Trust Company, N.A., with the same address and who receive paper copies of the proxy materials will receive one copy of our proxy statement and annual report on Form 10-K, unless contrary instructions have been received from an affected stockholder. If you would like to enroll in this service or receive individual copies of all documents, please contact our Corporate Secretary by writing to Yuma Energy, Inc., Attn: Anthony C. Schnur, Corporate Secretary, 1177 West Loop South, Suite 1825, Houston, Texas 77027 or by calling (713) 968-7000.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Yuma Energy, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the section of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

By Order of The Board of Directors,
Dated: April 30, 2019
/s/ Anthony C. Schnur Anthony C. Schnur Corporate Secretary

Appendix A
FORM OF
CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
YUMA ENERGY, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

Yuma Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), by its duly authorized officer, does hereby certify:

The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV.A of the Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:

“A.           Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and 20,000,000 shares of Preferred Stock, $0.001 par value per share.

Upon the filing and effectiveness (the “Effective Time”), pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each ________ (_______) shares of Common Stock either issued and outstanding or held by the Corporation in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares shall be entitled to the rounding up of the fractional share to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

This amendment to the Corporation’s Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer this         day of           , 2019.

____________________________
Name:
Title:

YUMA ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 12, 2019 AT 9:00 AM CDT		↓ Please ensure you fold then detach and retain this portion of this Proxy ↓	FORM OF PROXY CARD
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Anthony C. Schnur and Stephen D. Brooks, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and Series D Preferred Stock of Yuma Energy, Inc. (“Yuma”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 12, 2019, at 9:00 a.m., Central Daylight Time, at the offices of the Company, located at 1177 West Loop South, Suite 1825, Houston, Texas 77027, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Your vote is very important. Thank you for voting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTING INSTRUCTIONS
If you vote by telephone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/YUMA
TELEPHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF STOCKHOLDERS OFYUMA ENERGY, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR the listed nominee and FOR Proposals 2, 3 and 4.

Proposal 1		FOR	AGAINST
	Election of Directors. Nominee:				CONTROL ID:
	Frank A. Lodzinski	☐	☐		REQUEST ID:

Proposal 2		FOR	AGAINST	ABSTAIN
	Approval, by a non-binding advisory vote, of the executive compensation of the named executive officers of Yuma Energy, Inc.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	Approval and adoption of the Amendment to the Certificate of Incorporation to effect a reverse stock split of the common stock.	☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN
	Transaction of such other matters as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 12, 2019: The Notice, Proxy Statement and Form 10-K are available at www.iproxydirect.com/YUMA.
NOTE: In their discretion, Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________
____________________
____________________
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: ________________________, 2019

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)